Exhibit 1.1

NORTHWEST BIOTHERAPEUTICS, INC.

5.00% Convertible Senior Notes due 2017

Purchase Agreement

August 13, 2014

Oppenheimer & Co. Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as Representative (the “Representative”), an aggregate of $17,500,000 principal amount of its 5.00% Convertible Senior Notes due 2017 (the “Securities”). The Securities will be convertible into cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), or a combination thereof, at the Company’s election, subject to certain limitations as set forth in the Indenture (as defined herein). The Securities will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”), between the Company and The Bank of New York Mellon as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.           The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated August 6, 2014 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to 10:45 p.m. New York City time on August 13, 2014 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto and by the term sheet listed on Annex C hereto.

2.           Purchase and Resale of the Securities by the Initial Purchasers.

(a)          The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at an aggregate price equal to 100% of the principal amount thereof (the “Purchase Price”).

(b)          The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)          it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)         it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)        it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)         within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)         in accordance with the restrictions set forth in Annex B hereto.

(c)          Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(h), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex B hereto), and each Initial Purchaser hereby consents to such reliance.

(d)          The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

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(e)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Securities, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, New York 10017 at 10:00 a.m., New York City time, on August 19, 2014, or at such other time or place on the same or such other date, not later than the fifth business day after the date of this Agreement, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(f)          Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the several Initial Purchasers of the Securities to be purchased on the Closing Date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of Oppenheimer & Co. Inc., set forth above, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(g)          The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser and shall not be on behalf of the Company.

3.           Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a)          Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

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(c)          Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)          Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)          Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Securities and Exchange Commission (the “Commission”) conformed, or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The summary and selected financial data included in the Time of Sale Information and the Offering Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Offering Memorandum and other financial information.

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(g)          Prior Independent Accountant. Peterson Sullivan LLP (“Peterson”) whose reports are included as part of the Time of Sale Information and Offering Memorandum is and, during the periods covered by its reports, was an independent registered public accounting firm as required by the Securities Act and the published rules and regulations thereunder (the “Rules”).

(h)          Independent Accountant. Marcum LLP (“Marcum”) is an independent registered public accounting firm as required by the Securities Act and the Rules.

(i)          No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, (i) there has not been any event which could have a Material Adverse Effect (as defined below); (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Time of Sale Information and the Offering Memorandum, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(j)          Organization and Good Standing. The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Time of Sale Information and the Offering Memorandum, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

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(k)          Capitalization.         The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Time of Sale Information and the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each employee option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the board of directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company Financial Statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Stock and the Securities conform in all material respects to all statements in relation thereto contained in the Time of Sale Information and the Offering Memorandum. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Time of Sale Information and the Offering Memorandum.

(l)          Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(m)          Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)          The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits provided by the Indenture.

(o)          The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(p)          The Underlying Securities. Upon issuance, authentication and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible into cash, Underlying Securities or a combination thereof, subject to certain conditions set forth in, and in accordance with the terms of, the Securities and the Indenture; a number of Underlying Securities equal to the maximum number of shares of Common Stock initially issuable upon conversion of the Securities (as such number may be adjusted in accordance with the terms of the Securities and the Indenture, assuming that the maximum increase to the conversion rate under any “make-whole” adjustment applies, the “Maximum Number of Underlying Securities”) has been duly authorized and reserved for issuance by all necessary corporate action and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, such Underlying Securities will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights.

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(q)          Descriptions of the Transaction Documents. There is no document, contract or other agreement required to be described in Time of Sale Information or the Offering Memorandum, which is not described as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Time of Sale Information or the Offering Memorandum accurately reflects, in all respects, the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Time of Sale Information or the Offering Memorandum or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(r)          No Violation or Default. Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(s)          No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, and the issuance of any Underlying Securities upon conversion thereof, and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(t)          Legal Proceedings. Other than as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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(u)          Title to Real and Personal Property. The Company and each of its subsidiaries has good and marketable title to all property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(v)         Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights and other intellectual property necessary to carry on the business now operated by it or proposed to be operated by it as described in the Time of Sale Information and the Offering Memorandum (collectively, “Intellectual Property”), except where the lack of such ownership or rights to use would not have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there is no litigation or other proceeding pending or, to the Company’s knowledge, threatened and no claims are presently being asserted by any third party challenging or questioning the ownership, validity, or enforceability of the Company’s right to use or own any Intellectual Property or asserting that the use of the Company’s Intellectual Property by the Company or the operation of the Company’s business infringes upon or misappropriates the Intellectual Property of any third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim. None of, and neither the Company nor any subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property has expired, terminated or been abandoned, or is essential for the Company’s business and is expected to expire or terminate or be abandoned within two (2) years from the date of this Agreement. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Company's Intellectual Property or the operation of the Company’s business. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company is not otherwise aware of any facts or circumstances which would render any of the Company's Intellectual Property invalid or inadequate to protect the interests of the Company therein, or with respect to the patent applications contained in the Intellectual Property, unpatentable. Except as disclosed in the Time of Sale Information and the Offering Memorandum, or as would not, individually or in the aggregate have a Material Adverse Effect, to the Company’s knowledge, (i) there is no infringement by third parties engaged in commercial activity of any Intellectual Property of the Company relating to the Company’s business and (ii) there are no non-commercial activities being performed by any third parties which, upon commercialization thereof, could reasonably be expected to infringe on the Intellectual Property of the Company. The Company and its subsidiaries have taken all steps necessary to perfect its ownership of and interest in the Intellectual Property.

(w)          No Undisclosed Relationships. No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Time of Sale Information and the Offering Memorandum.

(x)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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(y)          Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(z)          Licenses and Permits. The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

(aa)        No Labor Disputes. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(bb)       Compliance with and Liability under Environmental Laws. The Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”), which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

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In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)        Compliance with ERISA. The Company has fulfilled its obligations, if any, in all material respects under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(dd)       Disclosure Controls.         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

Based on the evaluation of its disclosure controls and procedures, except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ee)        Accounting Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(gg)       Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Time of Sale Information and Offering Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(hh)       No Unlawful Payments. The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(jj)          No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(kk)        No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for restrictions imposed by governmental laws or regulations of countries outside the United States or actions taken by companies in order to comply with such laws and regulations, including but not limited to the subordination of certain loans to creditors in the ordinary course of business, and such other restrictions that would not reasonably be likely to result in a Material Adverse Effect.

(ll)          No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

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(mm)      Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(nn)       No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(oo)       No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(pp)       Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex B hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(qq)       No Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Underlying Securities or any security of the Company to facilitate the sale or resale of any of the Securities.

(rr)         Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(tt)         Statistical and Market Data. The statistical and market related data included in the Time of Sale Information or the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(uu)       Regulatory. As to each product subject to the jurisdiction of the United States Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(vv)       Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ Stock Market LLC (“NASDAQ”) regulations, and has no reason to believe that it will not comply with such provisions. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)      Off Balance Sheet Arrangements. Except as described in the Time of Sale Information and the Offering Memorandum, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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(xx)        No Registration Rights; Lock-Ups. No person or entity has any right to require, or cause the Company to effect, registration of shares of Common Stock or other securities of the Company because of the consummation of the transactions contemplated by this Agreement, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Each director and executive officer of the Company listed on Schedule 2 hereto has delivered to the Representative an enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(yy)       NASDAQ. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

(zz)         Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NASDAQ and the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the NASDAQ.

(aaa)      No Prohibited Activities. Except as described in the Time of Sale Information and the Offering Memorandum and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, neither Peterson nor Marcum has been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(bbb)     Approvals. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”), NASDAQ or may be necessary to qualify the Securities for public offering by the Initial Purchasers under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(ccc)      Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending December 31, 2013, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(ddd)     Anti-Takeover Provisions. The Company and the board of directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the purchasers of the Securities as a result of such purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Securities and the purchasers’ ownership of the Securities.

4.           Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)          Delivery of Copies. The Company will deliver to the Initial Purchasers and counsel for the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

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(b)          Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects except as required by law.

(c)          Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)          Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, in the event that it becomes aware (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the Company’s receipt of notification of the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the earlier of one year from the date hereof and completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

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(f)          Blue Sky Compliance. The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Securities and the Underlying Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall endeavor to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(g)          Clear Market. Without the prior written consent of Oppenheimer & Co. Inc., for a period of 45 days after the date of this Agreement, the Company and each of its individual directors and executive officers listed on Schedule 2 hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Company’s existing “shelf” registration statement on Form S-3 (No. 333-185898), the filing of, but not the sale under, a new “shelf” registration statement on Form S-3, issuances of shares of Common Stock and warrants to purchase shares of Common Stock to Cognate BioServices, Inc. for payment of accounts payable as described in the Company’s Form 10-Q filed on May 15, 2014, issuances of shares of Common Stock to holders of shares of redeemable Common Stock, the issuance of shares of Common Stock upon the exercise of warrants and other contractual rights to purchase shares of Common Stock outstanding on the date of this Agreement, and the issuance of awards for and shares of Common Stock pursuant to the Company's existing stock option plan or bonus plan as described in the Time of Sale Information and Offering Memorandum. In the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 45 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 45 day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 45 days after the date of this Agreement, such person will not, without the prior written consent of Oppenheimer & Co. Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person. Notwithstanding the foregoing, (i) the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 45 day period described in this Section 4(g) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 45 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 45 day period; the restrictions imposed during this Section 4(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

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(h)          Use of Proceeds. The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Time of Sale Information and the Offering Memorandum.

(i)          No Stabilization. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)          Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the outstanding Securities.

(k)          Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Underlying Securities on the Nasdaq Market.

(l)           Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(m)          Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(n)          DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o)          No Resales by the Company. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(p)          No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(q)          No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

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(r)          No Public Announcements. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative, which shall not be unreasonably delayed or withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

5.           Certain Agreements of the Initial Purchasers.         Each Initial Purchaser hereby represents and agrees that that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum. No Initial Purchaser nor any of its affiliates or any other person acting on its or their behalf will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.           Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and on and as of the Closing Date, as if made on such date, except for representations and warranties that speak solely as of an earlier date, which shall be true and correct as of such earlier date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(b)          No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

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(c)          No Material Adverse Change. The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Time of Sale Information or the Offering Memorandum, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s reasonable judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(d)          Officer’s Certificate. The Representative shall have received on and as of the Closing Date, a certificate, on behalf of the Company, of the chief executive officer (who also serves as the chief financial officer and chief accounting officer of the Company) (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)          Comfort Letters. On the date of this Agreement and on the Closing Date, each of Peterson and Marcum shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three business days prior to such Closing Date.

(f)          Opinion and 10b-5 Statement of Counsel for the Company. Wyrick Robbins Yates & Ponton LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g)          Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company. Christenson, O’Connor, Johnson, Kindness PLLC, intellectual property counsel for the Company, shall have furnished to the Representative, a written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(h)          10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date, a 10b-5 statement of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(i)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

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(j)           Good Standing. The Representative shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)           Exchange Listing. An application for the listing of a number of shares of Common Stock equal to the Maximum Number of Underlying Securities shall have been approved for listing on the Nasdaq Market, subject to official notice of issuance.

(m)         Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)          Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.           Indemnification and Contribution.

(a)          Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto), any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Initial Purchaser if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Memorandum or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished by any Initial Purchaser, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)          Indemnification of the Company. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by any Initial Purchaser; provided, however, that the obligation of each Initial Purchaser to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the discount and commissions applicable to the Securities to be purchased by such Initial Purchaser hereunder.

(c)          Notice and Procedures. Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties, provided that the indemnifying party shall not be obligated to pay for the expenses of more than one counsel for all indemnified parties as a group. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Initial Purchaser (except as may be provided in the Agreement Among Initial Purchasers) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Initial Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

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(e)          Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.           Termination. (a) This Agreement may be terminated with respect to the Securities to be purchased on the Closing Date, by the Representative by notifying the Company at any time at or before the Closing Date, in the absolute discretion of the Representative if: (i) in the judgment of the Representative, there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc. or the NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or federal authority; or (v) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change.

(b)          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Initial Purchaser, and no Initial Purchaser shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Initial Purchasers because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder, subject to the provisions of Section 11 of this Agreement, and (z) no Initial Purchaser who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to reasonably justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Initial Purchaser for damages occasioned by its failure or refusal.

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10.         Defaulting Initial Purchaser. If any Initial Purchaser shall default in its obligation to purchase on the Closing Date, the Securities agreed to be purchased hereunder on such date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase such Securities on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Initial Purchasers to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided above, the aggregate number of Securities which remains unpurchased on the Closing Date, does not exceed 20% of the aggregate number of all the Securities that all the Initial Purchasers are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities which such Initial Purchaser agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the number of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Time of Sale Information or the Offering Memorandum or any other documents), and the Company agrees to promptly amend the Time of Sale Information or the Offering Memorandum which in the opinion of the Company and the Initial Purchasers and their counsel may thereby be made necessary.

The provisions of this Section 10 shall not in any way affect the liability of any defaulting Initial Purchaser to the Company or the nondefaulting Initial Purchasers arising out of such default. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

11.         Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum, (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers (not to exceed $5,000)); (vi) any fees charged by ratings agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including the related fees and expenses of counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the Underlying Securities on the Nasdaq Market and (xi) all reasonable out of pocket costs and expenses incident to the offering and the performance of the obligations of the Representative under this Agreement, including, without limitation, the fees and expenses of one counsel to the Initial Purchasers; provided, however, that the fees and expenses of counsel to the Initial Purchasers to be reimbursed by the Company pursuant to this paragraph shall not exceed (without the prior consent of the Company which shall not be unreasonably withheld) (A) $100,000 in the aggregate if the offering contemplated hereby is consummated or (B) $40,000 in the aggregate if the offering contemplated hereby is not consummated. Subject to the provisions of Section 9, the Initial Purchasers agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Initial Purchasers under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and expenses of counsel for the Initial Purchasers.

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12.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.         Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14.         Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.         Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to each of the Representative as follows: c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: General Counsel, with a copy (which shall not constitute notice hereunder) to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, Attention: Ivan K. Blumenthal, Esq., Facsimile: 212-983-3115. Notices to the Company shall be given to it at Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814 Attention: Linda F. Powers, with a copy (which shall not constitute notice hereunder) to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, Attention: Alexander M. Donaldson, Esq., Facsimile: 919-781-4865.

(b)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(d)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

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(e)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)          Xtract Research LLC. The Company hereby agrees that the Initial Purchasers may provide copies of the Preliminary Offering Memorandum and the Final Offering Memorandum relating to the offering of the Securities and any other agreements or documents relating thereto, including, without limitation, trust indentures, to Xtract Research LLC (“Xtract”) following the completion of the offering for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

[signature pages follows]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer

Accepted: As of the date first written above

OPPENHEIMER & CO. INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	OPPENHEIMER & CO. INC.

By:	/s/ Doug Cameron
	Name:	Doug Cameron
	Title:	Managing Director

[Signature Page – Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount of Securities to be Purchased

Oppenheimer & Co. Inc.	$17,500,000

Total	$17,500,000

Schedule 2

Linda Powers

Alton Boynton

Anthony Maida

Leslie Goldman

Marnix Bosch

Robert A. Farmer

Dr. Navid Malix

Jerry Jasinowski

Annex A

Time of Sale Information

Term sheet, substantially in the form of Annex C

Draft 10-Q (Attached)

Annex B

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)         Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)         Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)           Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)          None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)         At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, United States persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)         Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)         Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

Annex B-1

(ii)          it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)         Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex B-2

Annex C

TERM SHEET

The information in this pricing term sheet, dated August 13, 2014, supplements the preliminary offering memorandum, dated August 6, 2014 (the “Preliminary Offering Memorandum”) related to Company offering of 5% Senior Convertible Notes due 2017 (the “Notes”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Northwest Biotherapeutics, Inc. (the “Company”)

Ticker / Exchange for Common Stock:	NWBO Nasdaq Common Market (the “NASDAQ”)

Pricing Date:	August 13, 2014

Trade Date:	August 14, 2014

Closing Date:	August 19, 2014

Notes:	5% Senior Convertible Notes due 2017

Aggregate Principal Amount Offered:	$17.5 million

Issue Price:	100%, plus accrued interest, if any, from the Closing Date

Maturity:	August 15, 2017

Interest Rate:	5% per annum

Interest Payment:	February 15 and August 15, commencing February 15, 2015

Last Reported Sale:	$6.64 per share

Conversion Premium:	10% above the last reported sale price of our common stock on August 13, 2014

Conversion Price:	Approximately $7.30 per share

Initial Conversion Ratio:	136.9113 shares of common stock per $1,000 principal amount of notes

Conversion Price Reset:	The conversion price shall be reset to the lower of (a) the initial conversion price or (b) 110% of the common stock price on the 10 trading days ending on February 15, 2015. However, in no event shall the reset conversion price be lower than 80% of the initial conversion price, subject to customary adjustments.

Convertibility:	The Notes are not convertible during the first three months, unless the current stock price is greater than 150% of the conversion price. Thereafter, the Notes are convertible at anytime

Addition Purchase Right:	The initial investor shall have a 3 month right to purchase an additional 30% at the same terms and conditions as the initial purchase.

Make Whole Provision:

In addition, holders of the Notes who convert their Notes after February 15, 2015 will receive an additional payment. The additional payment shall equal the unpaid interest payments on the bonds through August 15, 2017. We will satisfy our obligation to pay any additional payment in shares of our common stock, without a cash payment in lieu of any fractional shares. We may elect to pay such payment in cash.

Notwithstanding the foregoing, the number of shares we may deliver in connection with a conversion of notes, including those delivered in connection with the additional payment described above, will not exceed 150.6024 shares per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rates as set forth under "Description of the Notes - Conversion Rate Adjustments.”

If we pay such addition payment, the number of shares of common stock a holder will receive will be that number of shares equal to the amount of the additional payment to be paid to such holder, divided by the current conversion price. .

Notwithstanding the forgoing, if in connection with any conversion the conversion rate is adjusted as described under "Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change" in the Offering Memorandum, then such holder will not receive the additional payment with respect to such note.

Record Dates:	February 1 and August 1

Annex C-2

Ranking:	Senior Unsecured

Additional Debt:	The Company may not incur any secured or pari passu debt. However, after six months, the Company may issue additional debt if the stock closes above 150% of the conversion price for 20 consecutive trading days.

Interest Escrow	Our obligations under the notes will be secured in part until August 15, 2017 by a pledge of a portion of the proceeds from the sale of the notes. During the three year term of the escrow, the proceeds held in the escrow account will be invested in noncallable direct obligations of, or noncallable obligations, the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, or money market securities issued by permitted money market funds (collectively, ‘‘permitted securities’’). Approximately $2.63 million will be deposited in the escrow account. The escrow account will contain an amount of permitted securities sufficient to fund, when due, the total aggregate amount of the first six scheduled semi-annual interest payments on the notes, excluding additional interest, if any. See ‘‘Description of the Notes — Interest Escrow.’’

Use of Proceeds:	The Company estimates that the net proceeds from this offering will be approximately $16.15 million, after deducting fees and estimated expenses. The Company intends to use the net proceeds for its operations and general corporate purposes.

Sole Placement Agent:	Oppenheimer & Co. Inc.

Listing:	None

CUSIP Number:	66737P AA3

ISIN:	US66737PAA30

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares by which the conversion rate per $1,000 principal amount of Notes shall be increased upon conversion in connection with a “make-whole fundamental change” as defined in the Preliminary Offering Memorandum for each share price and effective date set forth below:

Annex C-3

Effective	Stock Price
Date	$6.64	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
8/19/2014	13.6913	6.1150	3.8808	2.5720	1.7217	1.1360	0.7196	0.4810
8/15/2015	13.6913	5.1210	3.1864	2.1233	1.4383	0.9615	0.6164	0.3612
8/15/2016	13.6913	3.2960	1.9624	1.3407	0.9417	0.6525	0.4316	0.2592
8/15/2017	13.6913	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth on the table, in which case, if the stock price is:

•	between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	greater than $25.00 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased; and

•	less than $6.64 per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 150.6024 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender.

Annex C-4

Purchasers should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet, in making an investment decision with respect to the Notes. A copy of the Preliminary Offering Memorandum can be obtained by contacting your Oppenheimer & Co. sales representative.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. Unless they are registered, the Notes and any common stock issuable upon conversion of the Notes may be offered only in transactions exempt from or not subject to registration under the Securities Act or any other state securities laws. Accordingly, the Notes are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

Annex C-5

Annex D

[Form of Opinion and 10b-5 Statement of Counsel for the Company]

Annex E

[Form of Opinion and 10b-5 Statement of Intellectual Property Counsel]

Exhibit A

Form of Lock Up Agreement

July [  ], 2014

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re:	Northwest Biotherapeutics, Inc.

Ladies and Gentlemen:

In order to induce Oppenheimer & Co. Inc. (“Oppenheimer”) to enter into a certain definitive agreement (the “Purchase Agreement”) with Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in the Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Convertible Senior Notes of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, during the period ending forty-five (45) days after the date of the final offering memorandum (the “Offering Memorandum”) relating to the Placement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Oppenheimer, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any of the Company’s shares of Common Stock, par value $0.001 per share (“Common Stock”), or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (the “Securities Act” and such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement (the “Lock-Up Agreement”) shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that the restrictions shall apply in full force to sales pursuant to the trading plan during the Lock-Up Period.

A-1

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for any equity securities of the Company or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Lock-Up Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for any equity securities of the Company or Beneficially Owned Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Beneficially Owned Shares in the transactions listed as (i)-(iv) below without the prior written consent of Oppenheimer, provided that (1) prior to each such transfer, Oppenheimer shall have received a duplicate form of this Lock-Up Agreement executed and delivered by each donee, trustee, distributee or transferee, as the case may be, (2) no such transfer shall involve a disposition for value, (3) each such transfer shall not be required to be reported in any public report, announcement or filing made or to be made with the Securities and Exchange Commission or otherwise during the Lock-Up Period and (4) the undersigned does not otherwise voluntarily effect any public filing, announcement or report regarding any such transfer during the Lock-Up Period:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to its grantor or beneficiaries pursuant to its terms;

(iii)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent;

(iv)	to any corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with the undersigned; or

(v)	as a distribution to limited partners, members or stockholders of the undersigned.

This Lock-Up Agreement shall automatically terminate upon the earlier of (i) August 15, 2014, in the event that the Purchase Agreement is not executed by that date, (ii) the termination of the Purchase Agreement if such agreement is terminated prior to the consummation of the Placement in accordance with its terms, or (iii) either Oppenheimer, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Placement.

(Remainder of page intentionally left blank. Signature page to follow.)

A-2

This Lock-Up Agreement has been executed as of the date first written above.

[Signatory]

By:
Name:
Title: